Exhibit 10.8
                 Marketing, Sales, and Representation Agreement

This agreement is made as of the 25 day of February, 2000 between Ambient Corporation, ("AMBIENT"), and Hamilton Trading Ltd. ("CONSULTANT").

1. BACKGROUND

AMBIENT, or its affiliates, is a business specializing in market development for screen phone services and technologies.

CONSULTANT specializes and possesses expertise in marketing and promoting new products and services to the telecommunications industry.

AMBIENT and CONSULTANT seek a relationship in which AMBIENT shall retain, on a non-exclusive basis, Consultant to represent, market, and sell the Company's products.

2. AGREEMENT

Therefore, AMBIENT and CONSULTANT agree to the following with regard to:

Business Development

CONSULTANT will provide to AMBIENT a focussed effort to develop business for screen phone product line. Specifically, CONSULTANT will introduce the Company to and represent it to potential customers.

Upon written notice, AMBIENT may instruct CONSULTANT not to contact certain potential customers. In the event that CONSULTANT has previously initiated contact with such customers, as demonstrated by reasonable and tangible evidence.

AMBIENT, will provide CONSULTANT with marketing support in the form of information, documentation, visits by experts, administrative support, pricing and delivery schedules, as AMBIENT deems appropriate.

In performance of its duties hereunder, CONSULTANT shall act only in accordance with AMBIENT's instructions, terms and conditions as shall be decided from time to time by AMBIENT. No agreement of any kind or order for any products or services shall be binding on AMBIENT or the Company unless accepted by AMBIENT or the Company, as the case may be, in writing.

3. Trademarks, Trade Names, Intellectual Property

Nothing contained in the Agreement will give CONSULTANT any rights in AMBIENT'S or the Company's trademarks, trade names, copyrights, patents, trade secrets, logos or designations (collectively referred to as Intellectual Property Rights). CONSULTANT will not at any time during or after this Agreement do anything that may infringe or contribute to the infringement or such Intellectual Property Rights.

Nothing in this agreement shall give AMBIENT any rights in CONSULTANT's trademarks, trade names, copyrights, trade secrets, logos or designations (collectively referred to as Intellectual Property Rights).

4. Compensation

(a) In consideration for CONSULTANT's services, AMBIENT will transfer to the CONSULTANT,

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subject to (and in compliance with) US federal securities laws, 300,000 shares of AMBIENT Common Stock.

(b) CONSULTANT shall bear its own out-of-pocket expenses incurred in the furtherance of the objectives of this Agreement and neither AMBIENT or the Company shall be responsible for any such amounts.

5. Confidentiality

AMBIENT and CONSULTANT acknowledge that they will have access to certain information and material ("Confidential Information") concerning each other's and the Company's business, customers, technology and products that are confidential and of substantial value to the disclosing party or the Company, as the case may be, which value would be impaired if such Confidential Information was disclosed to third parties. AMBIENT and CONSULTANT will not use such Confidential Information, except in performance of this Agreement, nor will they disclose such Confidential Information to third parties. AMBIENT and CONSULTANT will take every reasonable precaution to protect the Confidential Information. For the purposes of the forgoing obligations, Confidential Information does not include information which was rightfully known to one party prior to its receipt hereunder by the other party, is or becomes publicly available without breach of the Agreement or wrongful act of the receiving party, is received by one party without an obligation of confidentiality and without breach of this Agreement or is developed independently by one party without using Confidential Information of the other party.

6. Non Competition

During the term of this Agreement and for 12 (twelve) months after its termination or expiration, CONSULTANT shall not deal, directly or indirectly, for its own account or for the account of another person, in any products which may be competitive with AMBIENT's products or any other product competitive with the Company's products. In order to avoid any dispute, AMBIENT's determination, to be exercised in its sole but reasonable discretion, as to whether a product competitive, shall be final, conclusive and binding on CONSULTANT.

7. Indemnity

CONSULTANT shall defend, indemnify, and save AMBIENT and the Company harmless from and against injury, loss or damage to AMBIENT or the Company from any third party arising out of or resulting from the acts or omissions of CONSULTANT beyond the scope of this Agreement.

8. Term

This Agreement shall terminate December 31, 2000, unless terminated earlier upon mutual consent or for cause.

9. MISCELLANEOUS

      Notification

All notices, requests, and demands pertaining to this agreement shall be in writing and will be delivered by telex, fax, certified or registered mail, or express courier. Email via Internet will be considered informal communication for operational purposes only.
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      Amendments

No amendment or modification of any kind, including waiver, will be effective unless it is in writing and signed by both parties to this agreement.

      Governing Law

This Agreement will be governed by the laws of the State of New York.

      Force Majeure

Neither party will be responsible for any failure to perform due to unforeseen circumstances or causes beyond its control including but not limited to acts of God, war, floods, accidents, and strikes. A party whose performance is affected by force majeure conditions shall be excused from performing under this Agreement to the extent imposed by the force majeure so long as he takes all reasonable steps to immediately continue performance when the force majeure condition is over.

      Entire Agreement

This Agreement constitutes the entire Agreement between the parties and may not be modified or amended except in writing by the parties below.

      Non- Assignment

CONSULTANT may not sell, assign or otherwise transfer any of its rights or obligation under this Agreement without the prior written consent of AMBIENT.

AMBIENT CORPORATION                       HAMILTON TRADING LTD.


By: S/ Michael Braunold                   By: S/Minna Ledereich
    -------------------                       -----------------
                                          Director
Name (print)                              Name (print)